UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014

Victory Electronic Cigarettes Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-52745	98-0534859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11335 Apple Drive, Nunica, Michigan 49448
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (616) 384-3272

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Share Purchase Agreement

On May 30, 2014, Victory Electronic Cigarettes Corporation (the “Company” or “Victory”) entered into a share purchase agreement (the “Exchange Agreement”) by and between (i) the Company, (ii) E-Cigs UK Holding Company Limited, an England and Wales registered limited company and a wholly-owned subsidiary of the Company (the “Acquisition Sub”), and (iii) the stockholders of Ten Motives Limited and 10 Motives Limited (collectively, “Ten Motives”), each an England and Wales incorporated limited company (the “Ten Motives Shareholders”). Pursuant to the terms of the Exchange Agreement, the Ten Motives Shareholders will sell and the Acquisition Sub will purchase all of the shares of Ten Motives held by such stockholders in exchange for (1) $40,000,000, adjusted as necessary pursuant to various conditions as described in the Exchange Agreement, (2) 5,400,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), based upon an assumed per share price of $10 for a total value of $54,000,000, which number of shares will be increased proportionately should the Company sell shares in an underwritten offering at a price of less than $10 per share (the “Exchange Shares”) and (3) (if payable in accordance with the terms of the Exchange Agreement) a range of an earn-out starting at approximately $7,500,000 and attaining a maximum amount of $10,000,000, if the Revenue (as defined in the Exchange Agreement) of Ten Motives is equal to or exceeds £18,072,288 for the lower end of the range and £34,307,228 for the maximum earn-out for the twelve month period ending May 30, 2015 (the “Share Exchange”).

The Share Exchange is expected to occur five business days following the date upon which the closing conditions described below have been satisfied.

Conditions to Closing of the Share Exchange

The obligations of the parties to the Exchange Agreement to consummate the Share Exchange are subject to the satisfaction (or, if applicable, waiver by the relevant party) of standard closing conditions. Additionally, the following specific conditions set forth in the Exchange Agreement must be met before the consummation of the Share Exchange:

●	Ten Motives will provide the Company with audited and unaudited financial statements and U.S. GAAP reconciliations as further outlined in the Exchange Agreement;
●	No Material Adverse Changes (as defined in the Exchange Agreement) with respect to Ten Motives will have occurred; and
●
The Company will list its Common Stock for trading on the NYSE Market, the Nasdaq Capital Market, the Nasdaq Global Select Market, the Nasdaq Global Market, or the New York Stock Exchange (the “Listing”), along with raising not less than $75,000,000 in conjunction with the Listing.

Termination

The Exchange Agreement may be terminated prior to closing by the Acquisition Sub by giving written notice to the other parties should a Material Adverse Change (as defined in the Exchange Agreement) occur or by the Ten Motives Shareholders should the Listing not occur by September 30, 2014. Should the Listing conditions not be satisfied, then the Acquisition Sub will pay a $350,000 break-up fee to Ten Motives.

The foregoing description of the Exchange Agreement is qualified in its entirety by reference to the full text of the Exchange Agreement, which is attached hereto to this Current Report on Form 8-K (this “Report”) as Exhibit 2.1.

About Ten Motives

Ten Motives® is one of Europe’s largest electronic cigarette companies, founded in 2008. The company has stayed true to its principle-centered vision to provide the motivation for smokers to switch to electronic cigarettes from traditional tobacco.  The Company is the market leader in the food, drug, and mass channel in the United Kingdom with a portfolio that spans the full range of electronic cigarette and vaping products and owns the brands Ten Motives®, 10 Motives, Cirro®, and Smoke Relief®.

Private Placement

On May 30, 2014, the Company completed a private offering to Dominion Capital LLC (the “Purchaser”) for total net proceeds to the Company of $2,000,000 after deducting placement agent fees and other expenses. Pursuant to a securities purchase agreement with the Purchaser (the “Purchase Agreement”), the Company issued to the Purchaser $2,105,263.16 principal amount of 5% Original Issue Discount Convertible Promissory Notes (the “5% Notes”).

5% Notes

The 5% Notes are due on the eighteenth month anniversary of the issuance dates (the “Maturity Date”) less any amounts converted prior to the Maturity Date and accrue interest at a rate of 4% on the aggregate unconverted and outstanding principal amount payable in cash on a monthly basis. Beginning November 30, 2014, and continuing on each of the following twelve (12) successive months thereafter, the Company is obligated to pay 1/13th of the face amount of the 5% Notes and accrued interest. The shares of common stock issuable upon conversion of the 5% Notes shall equal: (i) the principal amount of the Note to be converted (plus accrued interest and unpaid late charges, if any) divided by (ii) $6.00 (the “Original Conversion Price”). The Original Conversion Price for the 4% Notes is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances. Additionally, the conversion price of the Notes will be adjusted should, on the 180th day following the issuance date (the “Reset Day”), the closing bid price for the Company’s common stock be below the Original conversion Price, in which case the Original Conversion Price will automatically adjust to 70% of the lowest VWAP in the 15 Trading Days prior to the Reset Day. The 5% Notes may be prepaid in whole or in part at any time upon ten (10) days notice for 125% of the outstanding principal and guaranteed interest.

The foregoing descriptions of the terms of the Purchase Agreement and the form of 5% Note are qualified in their entirety by reference to the provisions of the agreements filed as Exhibits 10.1 and 4.2, respectively, to this Report, which are incorporated by reference herein.

Item 3.02   Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The sale and the issuance of the Securities were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”).  We made this determination based on the representations of each Purchaser which included, in pertinent part, that each such Purchaser was (a) an “accredited investor” within the meaning of Rule 501 of Regulation D or (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and upon such further representations from each Purchaser that (i) such Purchaser is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) the Purchaser agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) the Purchaser has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (iv) the Purchaser had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (v) the Purchaser has no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Item 8.01   Other Events

On June 2, 2014, the Company issued a press release (the “Press Release”) announcing the execution of the Exchange Agreement with the Ten Motives Shareholders.  A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1
Agreement to Buy the Shares in Ten Motives Limited and 10 Motives Limited by and between Victory Electronic Cigarettes Corporation, E-Cigs UK Holding Company Limited, and the Ten Motives Shareholders, dated as of May 30, 2014.

4.1	Form of 5% Note
10.	Form of Purchase Agreement
99.1	Press Release dated June 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2014		VICTORY ELECTRONIC CIGARETTES CORPORATION

	By:	/s/ James P. McCormick
Name: James P. McCormick
Title: Chief Financial Officer